Exhibit 99.2

News Release

For Release May 2, 2016 at 4:15 ET

Rayonier Upgrades Pacific Northwest Timberland Portfolio
Through Acquisition of 61,000 acres and Disposition of 55,000 acres

•	Acquisition of 61,000 acres of well-stocked, highly-productive timberlands in Oregon and Washington for $263 million

•	Disposition of 55,000 acres comprised predominantly of pre-merchantable timber in Washington for $130 million

•
Transactions significantly enhance Rayonier’s Pacific Northwest portfolio by smoothing the age-class distribution, increasing merchantable timber inventory* and increasing both long-term and near-term harvest potential

•	Pacific Northwest merchantable timber inventory increases 42% from 666 MMBF (as of 9/30/2015) to 948 MMBF

•
Pacific Northwest sustainable yield* increases from 165 MMBF (1.3 million tons) to 178 MMBF (1.4 million tons); expected average annual harvest over next five years increases from 130 MMBF (1.0 million tons) to 161 MMBF (1.3 million tons)

•	Transactions estimated to increase average annual Adjusted EBITDA* and Cash Available for Distribution (CAD)* by approximately $11 million and $7 million, respectively, over the next five years

•	Financing provided through 10-year, $300 million incremental term loan with Farm Credit system; weighted average interest rate of approximately 2.6%

JACKSONVILLE, Fla. — (May 2, 2016) — Rayonier Inc. (NYSE:RYN) today announced the company has completed two separate transactions to enhance its Pacific Northwest timberland portfolio. The transactions include the acquisition of approximately 61,000 acres of well-stocked, highly-productive timberlands in Oregon and Washington, and the disposition of approximately 55,000 acres comprised of predominantly pre-merchantable timber in Washington. On a combined basis, these transactions will smooth the age-class distribution and materially improve the sustainable yield, near-term harvest potential, species mix and market diversification of the company’s Pacific Northwest timberland portfolio.

Menasha Acquisition: The first transaction involves the purchase of Menasha Forest Products Corporation (“Menasha”) jointly with Forest Investment Associates (“FIA”), a leading timberland investment management organization (“TIMO”) based in Atlanta, Georgia. Menasha is a privately held timberland REIT with approximately 132,000 acres of timberland located in Oregon and Washington, which since 2007 has been managed by Campbell Global, a leading TIMO based in Portland, Oregon. Rayonier teamed with FIA to acquire all of the outstanding common stock of Menasha. In a subsequent transaction that is expected to close in the second quarter, Rayonier and FIA will distribute the timberlands to various entities, ultimately resulting in Rayonier owning an identified portfolio of 61,000 acres of the Menasha timberlands for a final purchase price of approximately $263 million. Following this distribution, Rayonier and FIA will have no continuing interest in or relationship with the assets of the other party. The Menasha acquisition (average plantation age of 22.4 years) complements the age-class profile of the company’s existing Pacific Northwest portfolio (average plantation age of 19.0 years). The property is comprised of approximately 85% operable lands and contains merchantable timber inventory of approximately 326 MMBF (2.6 million tons), of which an estimated 83% is Douglas-fir. The acquisition is expected to increase the company’s sustainable yield by approximately 38 MMBF (305,000 tons) per year and increase the company’s average annual harvest over the next five years by approximately 40 MMBF (320,000 tons).

Washington Disposition: The second transaction involves the sale of approximately 55,000 acres of timberland located in Washington to FIA for approximately $130 million. The Washington disposition (average plantation age of 12.6 years) evens out the age-class distribution of the company’s existing Pacific Northwest portfolio. The property is comprised of approximately 75% operable lands and contains merchantable timber inventory of approximately 44 MMBF (350,000 tons), of which an estimated 28% is Douglas-fir. Excluding the effect of the Menasha acquisition, the Washington disposition would decrease the company’s sustainable yield by approximately 25 MMBF (200,000 tons) per year; however, average annual harvest over the next five years is expected to decrease by only 9 MMBF (70,000 tons) from this disposition due to the younger age-class profile of the property.

Concurrent with these transactions, Rayonier also entered into an Incremental Term Loan Agreement with CoBank, ACB, as administrative agent, and a syndicate of Farm Credit institutions to provide a 10-year, $300 million incremental term loan. Proceeds from the new term loan will be used to fund Rayonier’s portion of the Menasha acquisition net of the proceeds received from the Washington disposition (approximately $133 million), to repay approximately $105 million outstanding on the company’s revolving credit facility and for general corporate purposes. The company has entered into an interest rate swap transaction to fix the cost of $200 million of the term loan for its 10-year term (the remaining $100 million will have a variable rate). Based on the swap rate, the company’s current leverage ratio and the pricing grid, the all-in cost of the fixed-rate portion of the term loan (net of estimated patronage payments) is expected to be approximately 2.9%, and the cost of the floating rate portion (net of estimated patronage payments) is expected to be LIBOR + 1.33%.

“These transactions exemplify how Rayonier is improving value for our shareholders through active portfolio management and disciplined capital allocation,” said David Nunes, President and CEO of Rayonier. “The combination of the Menasha acquisition and the Washington disposition will upgrade our timberland portfolio by increasing both our near-term harvest and long-term sustainable yield, improving our species mix, smoothing our age-class distribution, and diversifying our markets.

“Moreover, the acquisition of well-stocked timberland coupled with the disposition of predominantly pre-merchantable timberland will allow us to operate much closer to our long-term sustainable yield in the Pacific Northwest over the next several years and drive meaningful accretion to our CAD. We are very pleased to close both transactions with the assistance of Forest Investment Associates. Rayonier remains committed to building long-term shareholder value, and we look forward to pursuing other value-creating opportunities in the future.”

Supplemental materials regarding these transactions are available at www.rayonier.com in our Investor Relations section.

* References to “merchantable timber inventory,” “sustainable yield,” “Adjusted EBITDA” and “cash available for distribution” (or “CAD”) are as defined in our most recent annual report on Form 10-K.

About Rayonier
Rayonier is a leading timberland real estate investment trust with assets located in some of the most productive softwood timber growing regions in the United States and New Zealand. Rayonier owns, leases or manages approximately 2.7 million acres of timberlands located in the U.S. South, U.S. Pacific Northwest and New Zealand. More information is available at www.rayonier.com.

Forward-Looking Statements
This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995 and other federal securities laws, related to the company’s inventories and sustainable yield, which involve, among other things, uncertainties inherent in business, inventory estimation and harvest scheduling. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “project,” “anticipate” and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While management believes that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. The reader is cautioned not to rely on these forward-looking statements. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could be vary materially from the expectations and projections of Rayonier. Risks and uncertainties include anticipated financial outcomes, business and market conditions, outlook, expected dividend rate and the implementation of the company’s business strategies and other similar outcomes relating to the company’s future events, developments or financial or operational performance or results. For additional factors that could impact future results, please see Item 1A — Risk Factors in the company’s most recent Annual Report on Form 10-K and similar discussions included in other reports that we subsequently file with the Securities and Exchange Commission (the “SEC”). Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward- looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent reports filed with the SEC.

Rayonier Contacts:
Investors
Mark McHugh, 904-357-3757
or
Media
Roseann Wentworth, 904-357-9185
roseann.wentworth@rayonier.com